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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of AmerInst Insurance Group, Inc.


We consent to the reference to our firm under the caption "EXPERTS" and to the inclusion in Form S-4, Registration Statement of AmerInst Insurance Group, Ltd. of our report dated February 13, 1998 on our audit of the financial statements of AmerInst Insurance Group, Inc. as of December 31, 1997 and 1996 and for the three years ended December 31, 1997.


                                           JOHNSON LAMBERT & CO.

Burlington, Vermont
September 29, 1998